EXHIBIT 4.4

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                            RITE AID CORPORATION


                                    and


                       HARRIS TRUST AND SAVINGS BANK
                                 as Trustee


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                           SUPPLEMENTAL INDENTURE


                        Dated as of February 3, 2000


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                                     To

                The Indenture Dated as of December 21, 1998
                        Between Rite Aid Corporation
                                    and
                 Harris Trust and Savings Bank, as Trustee,
               Relating to $200,000,000 5.50% Notes due 2013
                       $200,000,000 6% Notes due 2005
                     $150,000,000 6.125% Notes due 2008
                  $150,000,000 6.875% Debentures due 2028


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                           SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is dated as of February 3, 2000, between Rite Aid Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation, as trustee (the "Trustee").

         WHEREAS, the Company has issued its 5.50% Notes due 2013, 6% Notes due 2005, 6.125% Notes due 2008 and 6.875% Debentures due 2028
(collectively, the "Notes"), pursuant to an Indenture between the Company and the Trustee dated as of December 21, 1998 (the "Indenture"); and

         WHEREAS, Section 9.02 of the Indenture provides that, with the required consent of the Holders, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend certain provisions of the Indenture and enter into a supplemental indenture to evidence such amendment; and

         WHEREAS, on January 7, 2000, the Executive Committee of the Board of Directors of the Company authorized and approved the substance of certain amendments to the Indenture as set forth herein; and

         WHEREAS, as required by Section 9.02 of the Indenture, the Company has received the required consent from the Holders to the substance of certain amendments to the Indenture as set forth herein; and

         WHEREAS, Section 9.04 of the Indenture provides, among other things, that a supplemental indenture shall form a part of the Indenture for all purposes and that all the Holders shall be bound thereby.

         NOW, THEREFORE, the Company and the Trustee agree as follows:

         Section 1. Amendment to the Indenture. Section 7.04 of the Indenture is hereby amended and restated in its entirety as follows:

         The Company shall file with the Trustee and the Commission, and transmit to the Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is so required to be filed with the Commission; provided, however, that the Company may delay the filing required pursuant to the Exchange Act of the Quarterly Report on Form 10-Q for the fiscal quarter ended November 27, 1999 and the Annual Report on Form 10-K for the fiscal year ended February 26, 2000 until no later than July 11, 2000 and may file copies of the same with the Trustee within 30 days after such reports are actually filed with the Commission. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 2. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

         Section 3. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

         Section 4. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

         Section 5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "TIA") that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         Section 6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         Section 8. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 9. Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         Section 10. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

         Section 11. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         Section 12. Governing Law. This Supplemental Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to conflicts of law principles.

         Section 13. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date and year first above written.

                                         RITE AID CORPORATION

(SEAL)

                                         By: /s/ David Jessick
                                            ----------------------------------
                                             Name:  David Jessick
                                             Title: Senior Executive
                                                    Vice-President

Attest:

By: /s/ Elliot S. Gerson
   --------------------------------------
   Name:  Elliot S. Gerson
   Title: Senior Executive Vice-President
          and Secretary


                                         HARRIS TRUST AND SAVINGS BANK

(SEAL)

                                         By: /s/ J. Bartolini
                                            --------------------------------
                                             Name:  J. Bartolini
                                             Title: Vice President

Attest:

By: /s/ D. G. Donovan
   ----------------------------
   Name:  D. G. Donovan
   Title: Assistant Secretary